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                                                                     EXHIBIT 2.2

                              CERTIFICATE OF MERGER

                                       OF

                          AHT RES II ACQUISITION, L.P.

                                      INTO

                  MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP

         Pursuant to Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, Marriott Residence Inn II Limited Partnership, a limited partnership organized and existing under the law of the State of Delaware (the "Limited Partnership"), does hereby certify to the following facts relating to the merger (the "Merger") of AHT Res II Acquisition, L.P., a limited partnership organized and existing under the law of the State of Delaware ("Merger Sub"), into the Limited Partnership:

         FIRST: That the name and state of formation of each constituent entity that is a party to the Merger is as follows:

         Name                                                 State of Formation
         Marriott Residence Inn II Limited Partnership              Delaware
         AHT Res II Acquisition, L.P.                               Delaware

         SECOND: That an Agreement and Plan of Merger has been approved and executed by Merger Sub and the Limited Partnership in accordance with Section 17-211 of the Delaware Revised Uniform Limited Partnership Act.

         THIRD: That the name of the surviving entity is "Marriott Residence Inn II Limited Partnership."

         FOURTH: This Certificate of Merger shall be effective as of August 28, 2002.

         FIFTH: That the Agreement and Plan of Merger is on file at the place of business of the surviving entity at the following address:

                           Marriott Residence Inn II Limited Partnership c/o AHT Res II GP, Inc.
                           10 South Third Street
                           Richmond, Virginia 23219

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         SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the Limited Partnership, on request and without cost, to any partner of the Limited Partnership or Merger Sub.

                        [Signature follows on next page]

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                  IN WITNESS WHEREOF, Marriott Residence Inn II Limited
Partnership has caused this Certificate of Merger to be duly executed as of this 28/th/ day of August, 2002.

                                            Marriott Residence Inn II Limited
                                            Partnership

                                            By: RIBM Two LLC,
                                                its sole general partner


                                            By:   /s/  Robert E. Parsons, Jr.
                                                 -------------------------------
                                                 Name: Robert E. Parsons, Jr.
                                                 Title: President and Manager

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